Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Headwaters Incorporated

South Jordan, Utah

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our reports dated November 20, 2009, relating to the consolidated financial statements and the effectiveness of Headwaters Incorporated’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009.

We also consent to the reference to us under the caption “Experts” in this Amendment No. 1 to the Registration Statement on
Form S-4.

/s/ BDO Seidman, LLP

Costa Mesa, CA

January 14, 2010